UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2004

PROVIDE COMMERCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50510	84-1450019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5005 Wateridge Vista Drive, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 638-4900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 10, 2004, Provide Commerce, Inc. and United Parcel Service Inc. (“UPS”) entered into a Carrier Agreement (the “Agreement”), pursuant to which UPS will provide pickup and delivery services to Provide Commerce. Under the Agreement, Provide Commerce has agreed to minimum commitment levels in exchange for favorable pricing on its shipments with UPS. The Agreement expires on November 3, 2007, but the terms of the Agreement may be extended on a month-to-month basis, at the sole discretion of UPS. Both UPS and Provide Commerce have the right to terminate the Agreement upon 30 calendar days prior written notice to the other party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDE COMMERCE, INC.

Date: December 16, 2004
	By:	/s/ Rex E. Bosen
Rex E. Bosen
Vice President, Finance and Accounting and Corporate Treasurer